                                      Securities and Exchange Commission
                                            Washington, D.C. 20549
                                -----------------------------------------------

                                                   FORM 8-K

                                                CURRENT REPORT
                                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                                        SECURITIES EXCHANGE ACT OF 1934

                         Date of Report (Date of earliest event reported): May 3, 2005

                                          The Phoenix Companies, Inc.
---------------------------------------------------------------------------------------------------------------
                            (Exact Name of Registrant as Specified in Its Charter)

     Delaware                                     1-16517                                  06-1599088
-------------------                     --------------------------               -------------------------
(State or Other Jurisdiction             (Commission File Number)                            (IRS Employer
   of Incorporation)                                                                   Identification No.)

         One American Row, Hartford, CT                                                      06102 -5056
--------------------------------------------------------------                        --------------------
       (Address of Principal Executive Offices)                                               (Zip Code)

Registrant's telephone number, including area code:                                       (860) 403-5000
                                                                                --------------------------

                                                NOT APPLICABLE
           -----------------------------------------------------------------------------------------
                         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.        Results of Operations and Financial Condition

On May 3, 2005, The Phoenix Companies, Inc. issued a press release announcing its financial results for the quarter ended March 31, 2005. This is furnished as Exhibit 99.1 hereto.

Item 9.01         Financial Statements and Exhibits

(a)      Not applicable
(b)      Not applicable
(c)      Exhibits

         The following exhibit is furnished herewith:

         99.1 News release of The Phoenix Companies, Inc. dated May 3, 2005, regarding the matters described in
         Item 2.02.

                                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     THE PHOENIX COMPANIES, INC.

Date:  May 3, 2005                                   By:    /s/ Scott R. Lindquist
                                                            ------------------------------------------------
                                                            Name:  Scott R. Lindquist
                                                            Title: Senior Vice President and Chief
                                                                    Accounting Officer

The Phoenix Companies, Inc. ... 1

                                                                                                  EXHIBIT 99.1
[Logo]Phoenix

      The Phoenix Companies, Inc.                                       N  E  W  S     R  E  L  E  A S E

      One American Row
      PO Box 5056
      Hartford CT 06102-5056
      PhoenixWealthManagement.com

      Contacts:
      Media Relations                       Investor Relations
      Alice S. Ericson                      Peter A. Hofmann
      860-403-5946                          860-403-7100

      FOR IMMEDIATE RELEASE

        The Phoenix Companies, Inc. Reports First Quarter 2005 Earnings; Core Operating Segment Earnings
                           Improved; Venture Capital Reduces Total Segment Earnings

      HARTFORD, Conn., May 3, 2005 - The Phoenix Companies, Inc. (NYSE: PNX) today reported first quarter 2005 earnings. Earnings from the company's two core businesses were significantly ahead of the prior year's quarter and exceeded management's expectations despite challenging market conditions. Life and Annuity drove the results with its third consecutive quarter of record segment earnings.

      HIGHLIGHTS FOR THE FIRST QUARTER 2005:
      •  Net income was $9.4 million, or $0.09 per diluted share, compared with net income of $16.6 million, or
         $0.16 per share, in the 2004 first quarter.
      •  Total segment income was $16.8 million, or $0.16 per diluted share, compared with $17.5 million, or
         $0.17 per share, in the 2004 first quarter. The current quarter result was affected by lower venture capital income.
      •  Life and Annuity pre-tax segment income of $44.0 million was up 71 percent from $25.8 million in the
         2004 first quarter. Phoenix Life Insurance Company had a statutory net gain from operations of $16.3 million, compared with a $14.1 million loss in the 2004 first quarter.
      •  The Asset Management segment posted a $1.7 million pre-tax loss, compared with $0.1 million in pre-tax income in the 2004 first quarter.

          Consistent with its strategy to convert its asset management business to a 100 percent-owned model,
      Phoenix announced yesterday that Seneca Capital Management, LLC has become a wholly owned subsidiary.
      Terms of the transaction were not disclosed, but the consideration was previously expensed. The transaction is not material to the company's financial statements.

                                                    -more-

The Phoenix Companies, Inc. ... 2

   FIRST QUARTER 2005 RESULTS

   Earnings Summary                                                   First           First
   (millions except per share data)                                  Quarter         Quarter
                                                                       2005            2004          Change
                                                                  -------------    ------------    -----------
   Life Insurance                                                      $40.4           $23.0           $17.4
   Annuities                                                             3.6             2.8             0.8
                                                                  -------------    ------------    -----------
   Life and Annuity Segment                                             44.0            25.8            18.2
   Asset Management Segment                                             (1.7)            0.1            (1.8)
                                                                  -------------    ------------    -----------
   Operating Segment Income                                             42.3            25.9            16.4
   Venture Capital Segment                                              (2.2)           11.6           (13.8)
   Corporate and Other Segment                                         (16.3)          (12.7)           (3.6)
                                                                  -------------    ------------    -----------
   Total Segment Income, Before Income Taxes                            23.8            24.8            (1.0)
   Applicable Income Taxes                                               7.0             7.3            (0.3)
                                                                  -------------    ------------    -----------
   Total Segment Income 1                                               16.8            17.5            (0.7)
   Realized Gains (Losses), Net                                         (5.9)            1.8            (7.7)
   Restructuring Costs and Other Nonrecurring Items                     (1.5)           (2.7)            1.2
                                                                  -------------    ------------    -----------
   Net Income                                                           $9.4           $16.6           $(7.2)
                                                                  =============    ============    ===========
   Earnings Per Share Summary
   Total Segment Income Per Share 1
        Basic                                                           $.18            $.19           $(.01)
        Diluted                                                         $.16            $.17           $(.01)
   Net Income Per Share
       Basic                                                            $.10            $.18           $(.08)
       Diluted                                                          $.09            $.16           $(.07)
   Weighted Average Shares Outstanding
       Basic                                                            94.9            94.5
       Diluted                                                         102.3           102.0

         1  Total segment income is a non-GAAP financial measure that is presented in a manner consistent with the way management evaluates operating results. A reconciliation of non-GAAP financial measures to GAAP is provided in the tables at the end of this release.

         "Earnings in our core operations are ahead of our expectations for this point in the year, despite the challenging market environment. Total segment earnings, however, were adversely impacted by venture capital," said Dona D. Young, chairman, president and chief executive officer. "We continue to benefit from the actions we took last year, which resulted in expense reductions, a lowered risk profile and increased strategic focus. As important, we are on track to execute our 2005 plans - we have introduced a number of new products and expanded our distribution reach."
         She continued, "There is still much for us to do to accelerate the turnaround of asset management.
     However, I am very encouraged by the positive net flows in the quarter, and, with yesterday's announcement of the transaction with Seneca Capital Management, we have taken a major step toward permanently restructuring our asset management business and making it a growing, profitable contributor to Phoenix."

     GUIDANCE
         Phoenix today announced the following targets for 2005:
      •  A total segment return on equity of 5.0 percent to 5.5 percent for the year, compared with 4.1 percent achieved in 2004 and 3.4 percent in the first quarter of 2005
      •  Double-digit growth in total life insurance sales

                                                    -more-

The Phoenix Companies, Inc. ... 3

      •  Positive net flows in Asset Management and variable annuities
      •  An 18 percent pre-tax operating margin, before intangible amortization and minority interest, in its
         Asset Management segment
         These targets are based on a number of planning assumptions and other factors, including equity returns (dividends and market appreciation) of 5 percent, gradually rising interest rates to a year-end level of 4.75 for 5-year Treasury Bonds, and an investment income return of 8 percent on venture capital investments.
         Consistent with the company's planning methodology, the first quarter's venture capital earnings reduce the full-year planned venture capital return to 8 percent from 12 percent. In addition, the weak equity markets in the first quarter of 2005 reduced the total assumed equity market return to 5 percent from 10 percent. However, Phoenix believes its new product introductions, expanded distribution and ongoing expense management will offset some of the potential impact of lower equity returns. These targets represent forward-looking statements and are subject to the risks and uncertainties outlined at the end of this news release. Specifically, to the extent that actual interest rates or equity and venture capital returns differ from the assumptions outlined above, the company's performance could differ materially from the targeted levels. Total segment return on equity and operating margin, which are non-GAAP financial measures, are further described in the tables above and in the reconciliation table at the end of this news release.

     SEGMENT RESULTS
         Phoenix has two operating segments, "Life and Annuity" and "Asset Management," and two reporting segments, "Venture Capital" and "Corporate and Other." The Corporate and Other segment includes unallocated capital, interest expense and other expenses, and certain businesses not of sufficient scale to report independently.

     Life and Annuity Segment
         The Life and Annuity segment had pre-tax income of $44.0 million in the first quarter of 2005, a 71 percent increase from the $25.8 million reported for the prior year's first quarter, and the third consecutive quarter of record earnings. The life insurance business had first quarter 2005 pre-tax income of $40.4 million, a 76 percent increase from the $23.0 million reported for the 2004 first quarter. The annuity business had $3.6 million in pre-tax income in the quarter, a 29 percent increase from the $2.8 million reported in the first quarter of 2004.
         The earnings improvements reflect strong investment gains, improving mortality and investment margins, and the benefit of expense reductions, particularly those related to the second quarter 2004 sale of
     Phoenix's affiliated retail distribution to Linsco/Private Ledger (LPL). Persistency remained favorable in the quarter.

                                                    -more-

The Phoenix Companies, Inc. ... 4

         Phoenix Life Insurance Company had a statutory net gain from operations of $16.3 million in the 2005 first quarter, compared with a $14.1 million loss in the 2004 first quarter. Statutory surplus grew by 5 percent from the prior year to $1.1 billion at March 31, 2005. The risk-based capital ratio also rose to over 350 percent at the end of the quarter, well above the company's 300 percent threshold.
         Total wholesaled life sales were $30.1 million in the 2005 first quarter, compared with $35.1 million in the prior year's first quarter. However, excluding formerly affiliated distribution and LPL for both periods, sales rose 6 percent.
         During the quarter, Phoenix continued executing on its product development strategy with the launch of enhancements to its flagship variable universal life product, Phoenix Edge®-VUL (PE-VUL), offering lower mortality and expense charges, lower rates for many risk classes and improvements to the product's advisor illustration system. Phoenix's newest offering, Phoenix Express VULSM, was made available for sale in late April. With this simplified variable life insurance product, Phoenix is offering clients a face amount up to $1 million without a medical exam, contingent on answers given in the application, and an underwriting decision within hours.
         Wholesaled annuity deposits were $92.6 million in the first quarter of 2005, compared with $186.2 million in the prior year's first quarter. The year-over-year decrease reflects the sale of affiliated retail distribution. Deposits in the first quarter were about even with the fourth quarter 2004.
         Wholesaled life and annuity sales exclude private placement deposits.
         Total private placement life and annuity deposits were $487.6 million in the first quarter of 2005, compared with $28.8 million in the prior year's first quarter. Deposits from private placement sales can vary widely quarter to quarter, because they involve fewer, but significantly larger, cases.

     Asset Management Segment
         The Asset Management segment reported a pre-tax loss of $1.7 million for the first quarter of 2005, compared with pre-tax income of $0.1 million in the prior year's first quarter. The decline reflects lower revenues resulting from 2004 net outflows and weak markets in the 2005 first quarter. Benefits from further expense reductions were partially offset by investments in product quality, product development and institutional distribution.
         March 31, 2005 assets under management for the segment were $43.2 billion, compared with $46.7 billion on March 31, 2004.
         Net flows were positive $1.5 billion in the first quarter of 2005 (inflows of $5.1 billion; outflows of $3.6 billion), compared with negative net flows of $0.4 million in the prior year's first quarter
     (inflows of $1.9 billion; outflows of $2.3 billion).
         The improvement in net flows was driven primarily by institutional products, an area of strategic focus. Both institutional and retail inflows were at their highest level since the 2002 third quarter,
     and

                                                    -more-

The Phoenix Companies, Inc. ... 5

     mutual fund sales rose 12 percent from the 2004 fourth quarter. More than 70 percent of assets under management out-performed their respective benchmarks for the five-year period ended March 31, 2005.
         The company continued to increase focus on its strongest performing strategies, including leveraging its strong multi-sector short term bond strategy into an institutional product and its utilities capabilities into an open-end global utilities fund.

     Venture Capital Segment
         The Venture Capital segment had a pre-tax loss of $2.2 million in the 2005 first quarter, compared with income of $11.6 million in the prior year's first quarter. The prior year's quarter reflects gains resulting from true-ups to the partnerships' audited year-end valuations.

     Corporate and Other Segment
         The Corporate and Other segment had a pre-tax loss of $16.3 million in the 2005 first quarter, compared with a $12.7 million loss in the prior year's first quarter. The result reflects higher interest expenses from the fourth quarter 2004 surplus notes refinance transaction, higher allocated expenses, and lower corporate investment income.

     INVESTMENT PORTFOLIO
        The company reported net realized investment losses of $5.9 million for the first quarter of 2005, compared with net realized gains of $1.8 million for the prior year's first quarter.
         First quarter 2005 net bond impairments were $12.4 million, compared with $6.5 million in net impairments in the 2004 first quarter. The net bond impairments include gross impairments of $11.3 million and $13.1 million, respectively, adjusted for gains and additional losses on the sales of previously impaired assets.
         As previously announced, in January Phoenix closed the sales of its two largest remaining non-strategic assets, Aberdeen Asset Management plc and Lombard International Assurance S.A. It
     recognized a $7.0 million after-tax loss related to Aberdeen and a $9.3 million after-tax gain related to
     Lombard in the first quarter.

    CONFERENCE CALL
         The Phoenix Companies, Inc. will host a conference call today at 11:00 a.m. Eastern time to discuss with the investment community Phoenix's first quarter financial results. The conference call will be broadcast live over the Internet at www.PhoenixWealthManagement.com in the Investor Relations section. To listen to the live call, please go to the Web site at least fifteen minutes prior to register, and to download and install any necessary audio software. The call also can be accessed by telephone at

                                                    -more-

The Phoenix Companies, Inc. ... 6

     1-973-321-1020. A replay of the call will be available through May 17, 2005 by telephone at
     1-973-341-3080 (passcode 5854460) and on Phoenix's Web site, www.PhoenixWealthManagement.com in the
     Investor Relations section.
            The Phoenix Companies, Inc. is a leading manufacturer of life insurance, annuity and asset management products for the accumulation, preservation and transfer of wealth. With a history dating to
     1851, The Phoenix Companies, Inc. has two principal operating subsidiaries, Phoenix Life Insurance Company and Phoenix Investment Partners, Ltd. Through a variety of advisors and financial services firms, the company provides products and services to affluent and high-net-worth individuals and to institutions.
     Phoenix has corporate offices in Hartford, Connecticut.

     FORWARD-LOOKING STATEMENT
            This release may contain forward-looking statements within the meaning of the Private Securities
     Litigation Reform Act of 1995. The company intends these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These include statements relating to trends in, or representing management's beliefs about, the company's future strategies, operations and financial results, as well as other statements including words such as
     "anticipate", "believe," "plan," "estimate," "expect," "intend," "may," "should" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning trends and future developments and their potential effects on the company. They are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: (i) changes in general economic conditions, including changes in interest and currency exchange rates and the performance of financial markets; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products and services by new and existing competitors; (iii)
     the company's primary reliance, as a holding company, on dividends and other payments from its subsidiaries to meet debt payment obligations, particularly since the company's insurance subsidiaries'
     ability to pay dividends is subject to regulatory restrictions; (iv) regulatory, accounting or tax developments that may affect the company or the cost of, or demand for, its products or services; (v)
     downgrades in financial strength ratings of the company's insurance subsidiaries or in the company's credit ratings; (vi) discrepancies between actual claims experience and assumptions used in setting prices for the products of insurance subsidiaries and establishing the liabilities of such subsidiaries for future policy benefits and claims relating to such products; (vii) movements in the equity markets that affect our investment results, including those from venture capital, the fees we earn from assets under management and the demand for our variable products; (viii) the company's continued success in achieving planned expense reductions; (ix) the effects of closing the company's retail brokerage operations; and (x)
     other risks and uncertainties described in any of the company's filings

                                                    -more-

The Phoenix Companies, Inc. ... 7

     with the Securities and Exchange Commission. The company undertakes no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

     PRODUCT DISCLOSURES

         Investors should carefully consider the investment objectives, charges, expenses and risks of Phoenix mutual funds and variable products before investing. Call 1-800-417-4769 to obtain a current product prospectus and, for the variable products, also the underlying investment option prospectuses, which contain this information and other information. Please read the prospectuses carefully before investing.

         The Phoenix Edge - VUL (Policy Form #V613) and Phoenix Express VUL (Policy Form #V615) are issued by
     PHL Variable Insurance Company (PHLVIC) (Hartford, CT). PHLVIC is not authorized to conduct business in
     NY and ME.

         In Maine and New York, Phoenix Express VUL (Policy Form #V616) is issued by Phoenix Life Insurance
     Company (East Greenbush, NY).

         The insurers referenced above are separate entities and each is responsible only for its own financial condition and contractual obligations.

         Mutual funds and variable products distributed by Phoenix Equity Planning Corporation, 56 Prospect
     Street, Hartford, CT  06115.

                                                    -more-

The Phoenix Companies Inc....8

Financial Highlights
Three Months Ended March 31, 2005 and 2004
(Unaudited)

                                                             Three Months
                                                       ------------------------
                                                          2005          2004
                                                       ----------    ----------

Income Statement Summary ($ in millions)

Revenues                                               $    613.4    $    671.0

Total Segment Income (1)                                      16.8          17.5

Net Income From Continuing Operations                         9.4          16.3

Net Income                                             $      9.4    $     16.6

--------------------------------------------------

Earnings Per Share

Weighted Average Shares Outstanding (in thousands)
  Basic                                                    94,930        94,512
  Diluted                                                 102,301       102,008
                                                       ==========    ==========

Total Segment Income Per Share (1)
  Basic                                                $     0.18    $     0.19
  Diluted                                              $     0.16    $     0.17
                                                       ==========    ==========

Net Income From Continuing Operations
  Basic                                                $     0.10    $     0.17
  Diluted                                              $     0.09    $     0.16
                                                       ==========    ==========

Net Income Per Share
  Basic                                                $     0.10    $     0.18
  Diluted                                              $     0.09    $     0.16
                                                       ==========    ==========
--------------------------------------------------

Balance Sheet Summary                                    March        December
 ($ in millions, except share and per share data)         2005          2004
                                                       ----------    ----------
Invested Assets                                        $ 17,143.7    $ 17,334.6
Separate Account Assets                                   7,073.2       6,950.3
Total Assets                                             28,365.9      28,362.6
Indebtedness                                                688.2         690.8
Total Stockholders' Equity                             $  2,003.9    $  2,022.4

Common Shares outstanding (in thousands)                   94,975        94,878
                                                       ----------    ----------

Book Value Per Share                                   $    21.10    $    21.32
Book Value Per Share, excluding
  Accumulated OCI and FIN 46-R                              21.37         21.27

Third Party Assets Under Management                    $ 43,224.8    $ 42,908.4

(1)   In addition to net income presented in accordance with Generally Accepted Accounting Principles ("GAAP"),
     Phoenix considers total segment income in evaluating its financial performance. A reconciliation of these measures is provided at the end of this release. Total segment income is an internal performance measure used by Phoenix in the management of its operations, including its compensation plans and planning processes. Management believes that segment income provides additional insight into the underlying trends in Phoenix's operations.

     Total segment income represents income from continuing operations (which is a GAAP measure) before realized investment gains and losses and certain other items.

     *  Net realized investment gains and losses are excluded from total segment income because their size and timing are frequently subject to our discretion.

     *  Certain other items are excluded from total segment income because we believe they are (i) not indicative of overall operating trends; and (ii) infrequent and material and result from a business restructuring, a change in regulatory requirements, or other unusual circumstances.

     Because certain of these items are excluded based on our discretion and involve judgments by management, inconsistencies in their determination may exist and total segment income may differ from similarly titled measures of other companies.

                                                     -more-

The Phoenix Companies Inc....9

Consolidated Balance Sheet
March 31, 2005 (Preliminary) and December 31, 2004
(in millions, except share data)

                                                          2005          2004
                                                       ----------    ----------
ASSETS:
Available-for-sale debt securities, at fair value      $ 13,454.4    $ 13,476.3
Available-for-sale equity securities, at fair value         277.6         304.3
Trading equity securities, at fair value                     65.9          87.3
Mortgage loans, at unpaid principal balances                181.1         207.9
Venture capital partnerships, at equity in net assets       250.5         255.3
Policy loans, at unpaid principal balances                2,207.6       2,196.7
Other investments                                           334.5         371.8
                                                       ----------    ----------
                                                         16,771.6      16,899.6
Available-for-sale debt and equity securities
  pledged as collateral, at fair value                    1,235.1       1,278.8
                                                       ----------    ----------
Total investments                                        18,006.7      18,178.4
Cash and cash equivalents                                   372.1         435.0
Accrued investment income                                   226.5         222.3
Receivables                                                 169.9         135.8
Deferred policy acquisition costs                         1,494.3       1,429.9
Deferred income taxes                                        34.9          30.7
Intangible assets                                           300.1         308.4
Goodwill                                                    427.2         427.2
Other assets                                                261.0         244.6
Separate account assets                                   7,073.2       6,950.3
                                                       ----------    ----------
Total Assets                                           $ 28,365.9    $ 28,362.6
                                                       ==========    ==========

LIABILITIES:
Policy liabilities and accruals                        $ 13,082.2    $ 13,132.3
Policyholder deposit funds                                3,425.8       3,492.4
Stock purchase contracts                                    129.8         131.9
Indebtedness                                                688.2         690.8
Other liabilities                                           623.4         546.3
Non-recourse collateralized obligations                   1,301.4       1,355.2
Separate account liabilities                              7,073.2       6,950.3
                                                       ----------    ----------
Total Liabilities                                        26,324.0      26,299.2
                                                       ----------    ----------

MINORITY INTEREST:
Minority interest in net assets of subsidiaries              38.0          41.0
                                                       ----------    ----------

STOCKHOLDERS' EQUITY:
Common stock, $0.01 par value, 106,401,157 and
  106,394,959 shares issued                                   1.0           1.0
Additional paid-in capital                                2,436.6       2,435.2
Deferred compensation on restricted stock units              (4.0)         (3.6)
Accumulated deficit                                        (276.5)       (285.6)
Accumulated other comprehensive income                       27.7          58.0
Treasury stock, at cost: 11,425,972 and
  11,517,387 shares                                        (180.9)       (182.6)
                                                       ----------    ----------
Total stockholders' equity                                2,003.9       2,022.4
                                                       ----------    ----------
Total liabilities, minority interest and
  stockholders' equity                                 $ 28,365.9    $ 28,362.6
                                                       ==========    ==========

Certain reclassifications have been made to the 2004 financial statements to conform with the 2005 presentation.

                                                     -more-

The Phoenix Companies Inc....10

Consolidated Statement of Income (Unaudited)
Three Months Ended March 31, 2005 and 2004
(in millions)

                                                             Three Months
                                                       ------------------------
                                                          2005          2004
                                                       ----------    ----------
REVENUES:
Premiums                                               $    226.8    $    232.7
Insurance and investment product fees                       129.0         136.1
Broker-dealer commission and distribution fees                6.8          24.3
Investment income, net of expenses                          268.7         275.4
Net realized investment gains (losses)                      (17.9)          2.5
                                                       ----------    ----------
Total revenues                                              613.4         671.0
                                                       ----------    ----------

BENEFITS AND EXPENSES:
Policy benefits, excluding policyholder dividends           343.3         345.6
Policyholder dividends                                       83.8         105.9
Policy acquisition cost amortization                         28.2          22.6
Intangible asset amortization                                 8.4           8.3
Interest expense on indebtedness                             11.1           9.8
Interest expense on non-recourse collateralized
  obligations                                                 8.9           8.9
Other operating expenses                                    117.2         149.1
                                                       ----------    ----------
Total benefits and expenses                                 600.9         650.2
                                                       ----------    ----------

Income from continuing operations before income
  taxes, minority interest and equity in earnings
  of affiliates                                              12.5          20.8
Applicable income taxes                                       2.8           6.3
                                                       ----------    ----------
Income from continuing operations before income
  taxes, minority interest and equity in earnings
  of affiliates                                               9.7          14.5
Minority interest in net income of subsidiaries              (0.3)          -
Equity in undistributed earnings of affiliates                -             1.8
                                                       ----------    ----------
Income from continuing operations                             9.4          16.3
Income from discontinued operations                           -             0.3
                                                       ----------    ----------
Net income                                             $      9.4    $     16.6
                                                       ==========    ==========

                                                     -more-

The Phoenix Companies Inc....11

Reconciliation of Income Measures (Unaudited)
For the Three Months Ended March 31, 2005 and 2004
(in millions)

                                                             Three Months
                                                       ------------------------
                                                          2005          2004
                                                       ----------    ----------
Segment Income
Life insurance                                         $     40.4    $     23.0
Annuities                                                     3.6           2.8
                                                       ----------    ----------
Life and annuity segment                                     44.0          25.8
Asset management segment                                     (1.7)          0.1
Venture capital segment                                      (2.2)         11.6
Corporate and other segment                                 (16.3)        (12.7)
                                                       ----------    ----------
Total segment income, before income taxes                    23.8          24.8
Applicable income taxes                                       7.0           7.3
                                                       ----------    ----------
Total segment income                                         16.8          17.5

Realized investment gains (losses), after
  income taxes and other offsets                             (5.9)          1.8
Realized gain (losses) from collateralized
  debt obligations                                            0.4          (1.0)
Income from discontinued operations, net of
  income taxes                                                -             0.3
Restructuring charges and other non-recurring items,
  net of income taxes                                        (1.9)         (2.0)
                                                       ----------    ----------
Net income                                             $      9.4    $     16.6
                                                       ==========    ==========

         Note: For additional information, see our financial supplement at PhoenixWealthManagement.com.

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